As filed with the Securities and Exchange Commission on October 8, 2015	Registration No. 333-203244

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-0373793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852

(Address of Principal Executive Offices)

CytoSorbents Corporation 2014 Long-Term Incentive Plan

(Full title of the plan)

Phillip Chan, MD

President and Chief Executive Officer
CytoSorbents Corporation
7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852

(732) 329-8885

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

David C. Schwartz, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

(973) 520-2550

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE TO

POST EFFECTIVE AMENDMENT NO.1 TO
FORM S-8 REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 of CytoSorbents Corporation, Registration No. 333-203244, is being filed with the Securities and Exchange Commission solely to replace Exhibit 99.1 and to correct the exhibit index. This Amendment is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

ITEM 8. EXHIBITS.

Exhibit Number	Item
Exhibit 4.1	First Amended and Restated Certificate of Incorporation, dated December 3, 2014, incorporated by reference from Exhibit 3(i).4 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 4.2	Bylaws of the Company, incorporated by reference from Exhibit 3(ii).1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 5.1	Legal Opinion of DLA Piper LLP (US).*
Exhibit 23.1	Consent of WithumSmith+Brown, PC.
Exhibit 23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).*
Exhibit 24.1	Power of Attorney.*
Exhibit 99.1	CytoSorbents Corporation 2014 Long-Term Incentive Plan.
Exhibit 99.2	Forms of Incentive Stock Option Notice and Incentive Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan.*
Exhibit 99.3	Forms of Nonstatutory Stock Option Notice and Nonstatutory Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan.*
Exhibit 99.4	Forms of Restricted Stock Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan.*

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Monmouth Junction, New Jersey, on October 8, 2015.

CYTOSORBENTS CORPORATION

By:	/s/ Dr. Phillip P. Chan
Dr. Phillip P. Chan President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Dr. Phillip P. Chan	Chief Executive Officer	October 8, 2015
Dr. Phillip P. Chan	(Principal Executive Officer) and Director

/s/ Kathleen P. Bloch	Chief Financial Officer	October 8, 2015
Kathleen P. Bloch	(Principal Financial and Accounting Officer)

*	Chairman of the Board	October 8, 2015
Al Kraus

*	Director	October 8, 2015
Edward R. Jones

/s/ Michael G. Bator	Director	October 8, 2015
Michael G. Bator

*	Director	October 8, 2015
Alan D. Sobel

*By: /s/   Dr. Phillip P. Chan

 Dr. Phillip P. Chan
Attorney-in-fact

*By: /s/   Kathleen P. Bloch

Kathleen P. Bloch
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Item
Exhibit 4.1	First Amended and Restated Certificate of Incorporation, dated December 3, 2014, incorporated by reference from Exhibit 3(i).4 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 4.2	Bylaws of the Company, incorporated by reference from Exhibit 3(ii).1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.
Exhibit 5.1	Legal Opinion of DLA Piper LLP (US).*
Exhibit 23.1	Consent of WithumSmith+Brown, PC.
Exhibit 23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).*
Exhibit 24.1	Power of Attorney.*
Exhibit 99.1	CytoSorbents Corporation 2014 Long-Term Incentive Plan.
Exhibit 99.2	Forms of Incentive Stock Option Notice and Incentive Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan.*
Exhibit 99.3	Forms of Nonstatutory Stock Option Notice and Nonstatutory Stock Option Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan.*
Exhibit 99.4	Forms of Restricted Stock Agreement under the CytoSorbents Corporation 2014 Long-Term Incentive Plan.*

_______________

*Previously filed.